TO: **BROKTON INTERNATIONAL LTD. ("Brokton")**

FROM: **XTRA-GOLD RESOURCES CORP. ("Xtra-Gold")**

RE: **CONSULTING AGREEMENT DATED JUNE 1, 2010**

RENEWAL AGREEMENT

WHEREAS Brokton and Xtra-Gold entered into a consulting agreement dated June 1, 2010 (the **"Brokton Agreement"**) to secure the services of James Longshore as the General Manager of Xtra-Gold's Ghanaian subsidiaries; Xtra-Gold Mining Limited (**"XG Mining"**) and Xtra-Gold Exploration Limited (**"XGEL"**);

AND WHEREAS Xtra-Gold and Brokton wish to renew the Brokton Agreement for a further term of one year (the **"Renewal Period"**);

THE UNDERSIGNED PARTIES hereby agree that the Brokton Agreement shall have a Renewal Term commencing on January 1, 2011 and expiring on December 31, 2011 (the **"Expiry Date"**);

THE UNDERSIGNED PARTIES hereby agree that the terms of the Renewal Period shall be the same as set forth in the Brokton Agreement, subject to any amendment that may be made during the Renewal Period;

THE UNDERSIGNED PARTIES hereby agree that a new consulting agreement shall be negotiated and entered into at least two (2) weeks prior to the Expiry Date contemplated by this Renewal Agreement, failing which the Brokton Agreement will immediately terminate and be of no further force and effect.

THE UNDERSIGNED PARTIES agree that this Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, each of which so signed counterpart shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the execution date as set forth in this Agreement. This Agreement may be executed by facsimile and such facsimiles shall be deemed original documents.

DATED this 30th day of November, 2010.

SIGNED, SEALED AND DELIVERED *in the presence of*	)	**XTRA-GOLD RESOURCES CORP.**
	)	Per: [signature]
	)	Paul Zyla — President and CEO
	)	**BROKTON INTERNATIONAL LTD.**
	)	Per: [signature]
	)	James Longshore — President